EXHIBIT 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

The Shyft Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)(2)	Proposed Maximum Offering Price Per Unit (3)	Maximum Aggregate Offering Price (3)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, without par value per share	Other	1,000,000	$20.90	$20,900,000	$110.20 per $1 million	$2,304
Total Offering Amounts					$20,900,000		$2,304
Total Fee Offsets							$0
Net Fee Due							$2,304

(1)

Represents the number of additional shares of common stock, without par value per share (“Common Stock”), of The Shyft Group, Inc. (the “Registrant”), available pursuant to The Shyft Group, Inc. Stock Incentive Plan (Amended and Restated Effective May 17, 2023) (the “Plan”) being registered hereon.

(2)

Pursuant to Rule 416 of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares of Common Stock as may become available pursuant to any anti-dilution provisions of the Plan.

(3)

Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average of the high and low sale prices of the Registrant’s Common Stock on The NASDAQ Stock Market on July 14, 2023, a date that is within five business days prior to filing.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associ- ated with Fee Offset Claimed	Security Title Associ- ated with Fee Offset Claimed	Unsold Securities Associ- ated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

The Registrant is not relying on Rule 457(p) under the Securities Act to offset any of the filing fee due with respect to the Registration Statement to which this exhibit relates, so no information is provided under this Table 2.